Exhibit 4.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

A123 SYSTEMS, INC.

Pursuant to Section 242 of the Delaware General Corporation Law (“DGCL”), it is hereby certified that:

1.             The name of the corporation is A123 Systems, Inc. (the “Corporation”).

2.             The Certificate of Incorporation of the Corporation is hereby amended by deleting Article One and inserting in lieu thereof a new Article One to read as follows:

“ARTICLE ONE

NAME

The name of this corporation is B456 Systems, Inc. (hereinafter, the “Corporation”).”

3.             The foregoing amendment was directed by an order of the United States Bankruptcy Court for the District of Delaware and was adopted in accordance with Section 303 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed as of this 22nd day of March, 2013.

A123 SYSTEMS, INC.

By:	/s/ David J. Prystash
Name:	David J. Prystash
Title:	Chief Financial Officer